Exhibit 99.1

Investor Relations:	July 27, 2012 - Southern Copper Corporation (NYSE and BVL: SCCO)

Raul Jacob (602) 264-1375 southerncopper@southernperu.com.pe www.southerncoppercorp.com

•      First six months 2012 (“6M12”) net sales were $3,465.8 million, 1.8% higher than the 6M11.  This increase was the result of higher copper sales volume from increased production at our open pit mines despite lower metal prices for copper (-14%), silver (-11%) and Molybdenum (-18%).

•      EBITDA in 6M12 and 2Q12 were $2,029.4 million and $972.3 million, both with an EBITDA margin of 59%.

•    Net income for the 6M12 was $1,185.0 million, an increase of 4% compared with 6M11. Net income represented 34% of total revenues.

•    Copper mine production increased by 16% in 6M12, compared with the 6M11, due to better ore grades and recovery of the Buenavista, La Caridad and Cuajone production.  Total copper production in 6M12 was 313,500 tons.  Molybdenum, silver and zinc production, our three major by-products, also increased by 6%, 14%, and 8%, respectively.

•    Operating cash cost per pound of copper before by-product credits was $1.71 per pound in 2Q12, compared with $1.75 per pound in 2Q11, a decrease of 2%.  Operating cash cost per pound, net of by-products was $0.59 in 2Q12.

•    Capital expenditures were $230.3 million for 2Q12 and $407.7 million for 6M12, mainly used for our Buenavista projects.

•    On July 26, 2012, the Board of Directors authorized a cash dividend of $0.24 per share.  The dividend is payable on August 28, 2012, to shareholders of record at the close of business on August 15, 2012.

Commenting on the Company’s first six month results, Mr. German Larrea, Chairman of the Board, said, “Looking beyond the current volatile markets, the medium to long term outlook remains positive for metals, as strong demand growth from China and the emerging economies is poised to continue.  The quality of our assets and expansion plans, combined with our positive long term view of copper prices gives us confidence in the sustainable cash generating ability of our business.”

“Additionally, I would like to highlight our continued focus on value creation, investing in our organic growth through expansion projects, especially at the Buenavista mine in Mexico.  We have spent $407.7 million in 6M12 on our capital projects and have additionally committed approximately $300 million for mine equipment to support the Buenavista projects.”

SECOND QUARTER AND FIRST SIX MONTH 2012 RESULTS	SOUTHERN COPPER

	Second Quarter					First Six Months
			Variance					Variance
	2012	2011	$		%	2012	2011	$		%
	(in millions except per share amount and %s)
Sales	1,660	1,802	(142)		(7.9)%	3,466	3,404	62		1.8%
Cost of sales	668	696	(28)		(4.0)%	1,390	1,433	(43)		(3.0)%
Operating income	876	999	(123)		(12.3)%	1,849	1,762	87		4.9%
EBITDA(1)	972	1,078	(106)		(9.8)%	2,029	1,911	118		6.2%
EBITDA margin	58.6%	59.9%	(1.3	)pp.	(2.1)%	58.6%	56.2%	2.4	pp.	4.3%
Net income	564	658	(94)		(14.4)%	1,185	1,136	49		4.3%
Net income margin	34.0%	36.5%	(2.5	)pp.	(7.1)%	34.2%	33.4%	0.8	pp.	2.4%
Income per share	0.66	0.77	(0.11)		(13.5)%	1.39	1.32	0.07		5.3%
Capital expenditures	230	111	119		108.0%	408	184	224		122.1%
Exploration	13	8	5		53.7%	21	15	6		38.3%

Production

Copper.-  In 2Q12 copper mine production increased by 10% to 160,595 tons compared with 146,240 tons in the 2Q11. This increase was the result of higher production at the Cuajone, La Caridad and Buenavista mines, which increased production by 31%, 18% and 4%, respectively, due to higher ore grades and recoveries.

Molybdenum.- Molybdenum production increased by 4% in 2Q12 compared to 2Q11 due to higher production at the Cuajone and La Caridad mines as a result of higher grade and recovery.

Silver.- Silver mine production increased 10% in 2Q12 from 2Q11, principally as a result of higher production at our Cuajone (+31%), Buenavista (+28%) and La Caridad (+12%) mines.

Zinc.- Production increased 4% in 2Q12, mainly as a result of higher grades and recoveries, and production recovery at Santa Eulalia mine after the flooding problems of prior years were resolved.

Capital Expenditures

The Board of Directors approved a $1.5 billion capital expenditure program for 2012 which is being used for our projects in Mexico and Peru as well as for maintenance and replacement capital.

Buenavista Projects.- The Quebalix project’s overall progress is 98% and this facility will begin operating in September 2012.  Through June 30, 2012, we have invested $71 million of the $77 million budgeted.  This investment consists of a crushing, conveying and spreading system that improves the SXEW copper production by increasing recovery and reducing the required time to extract copper from mineral.

The construction of a molybdenum plant for the current concentrator is at 48% of progress.  The project has a budget of $38 million and is expected to begin operations in the 1Q13.  It will produce 2,000 tons of molybdenum contained in concentrate.

(1)  http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx

2Q12 www.southerncoppercorp.com.pe	Page 2 of 8

SECOND QUARTER AND FIRST SIX MONTH 2012 RESULTS	SOUTHERN COPPER

The SXEW III Project, also at the Buenavista mine, is moving forward.  Plant equipment from Tia Maria will allow us to increase the annual plant capacity from 88,000 tons to 120,000 tons.  Basic engineering was modified by the supplier to include the construction of an additional conveyor line.  Overall progress of the project at the end of June is 31%.  The new plant should begin operating in the first half of 2014 and has a total budget cost of $444 million.

The Buenavista mining expansion project includes mine equipment acquisition and a new concentrator with an estimated annual production capacity of 188,000 tons of copper and 2,600 tons of molybdenum.  This project has a capital budget of $1.4 billion and it is expected to begin operation by the first half of 2015.  Regarding mine equipment, through June 30, 2012, we have committed $307 million in purchase orders for the acquisition of 5 shovels, 41 trucks, 5 drills and other mine equipment.  Basic engineering for the new concentrator is completed; detailed engineering and equipment acquisition are moving forward as scheduled.  The bidding process for the steel structure and earthmoving equipment was conducted.  Overall progress of the project at June 30, 2012 is 22%.

Angangueo.-  Basic and detailed engineering are moving forward as scheduled to develop this underground polymetallic deposit in Michoacan, Mexico.  With an estimated investment of $131 million, Angangueo will have potential annual production of 10,400 tons of copper, 9,700 tons of zinc and 3,900 tons of lead.  The project is scheduled to begin production in the first half of 2015.

Toquepala Expansion.-  Through June 30, 2012, we have spent $212 million.  These expenditures include a new crusher and a conveyor belt system to replace rail hauling and other costs, which will allow for future savings.  Subject to obtaining the appropriate permits, the Toquepala expansion is scheduled to start production in the first quarter 2014.  This project will increase annual production by 100,000 tons of copper and 3,100 tons of molybdenum.

Cuajone Expansion.-  As of June 30, 2012, the Company has spent $113 million on two projects related to this unit’s expansion:  the Variable Cut Ore Grade project and the High Pressure Grinding Rolls (“HPGR”) project.  Current production is showing the initial benefits of the variable cut project, which will be at full capacity by the 3Q13, adding an average of 22,000 tons of copper and 700 tons of molybdenum to Cuajone’s annual production.

Tia Maria.-  We continue to work on a new EIA study that will address recent government guidance on these studies, in order to reach an agreement that is fair and mutually satisfactory to all parties.

Tantahuatay.- This mine, in which we hold a 44.2% interest, is located in Cajamarca, in northern Peru.  Production started in August 2011 and in the first six months of 2012 the mine produced 66,700 ounces of gold and 418,600 ounces of silver.  In the 6M12, we have recognized $24.7 million in earnings (see caption Equity earnings of affiliate, on our Statement of Earnings) for our share of the net income of the mine.

Conference Call

The Company’s second quarter earnings conference call will be held on Tuesday, July 31, 2012, beginning at 11:00 A.M. — EST (10:00 A.M. Lima and Mexico City).

To participate:

Dial-in number:	866-371-3858 in the U.S.
631-813-4732 outside the U.S.
Raul Jacob, Chief Financial Officer — Peruvian Operations and Investor Relations

Conference ID:	12730257 and “Southern Copper Second Quarter and First Six Month 2012 Results”

2Q12 www.southerncoppercorp.com.pe	Page 3 of 8

SECOND QUARTER AND FIRST SIX MONTH 2012 RESULTS	SOUTHERN COPPER

Average Metal Prices

	LME Copper ($/lb.)	COMEX Copper ($/lb.)	Molybdenum ($/lb.)	Zinc ($/lb.)	Silver ($/oz.)	Gold ($/oz.)
1Q 2012	3.77	3.78	14.10	0.92	32.69	1,690.84
2Q 2012	3.57	3.55	13.65	0.87	29.45	1,610.76
6M 2012	3.67	3.67	13.87	0.90	31.07	1,650.80

1Q 2011	4.38	4.39	17.17	1.09	31.74	1,384.38
2Q 2011	4.15	4.16	16.50	1.02	38.42	1,504.30
3Q 2011	4.08	4.07	14.44	1.01	38.76	1,700.16
4Q 2011	3.40	3.41	13.20	0.86	31.81	1,685.50
6M 2011	4.26	4.27	16.83	1.05	35.08	1,444.34
Average 2011	4.00	4.01	15.33	0.99	35.18	1,568.58

Variance: 2Q12 vs. 1Q12	(5.3)%	(6.1)%	(3.2)%	(5.4)%	(9.9)%	(4.7)%
Variance: 2Q12 vs. 2Q11	(14.0)%	(14.7)%	(17.3)%	(14.7)%	(23.3)%	7.1%
Variance 6M12 vs. 6M11	(13.8)%	(14.1)%	(17.6)%	(14.3)%	(11.4)%	14.3%

Source:  Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide

Production and Sales

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	%	2012	2011	%
Copper (tons)
Mined	160,595	146,240	9.8%	313,501	270,435	15.9%
3rd party concentrate	5,122	6,845	(25.2)%	6,449	35,840	(82.0)%
Smelted	136,111	138,779	(1.9)%	292,836	268,816	8.9%
Refined	131,487	140,129	(6.2)%	280,990	269,301	4.3%
Rod	30,714	29,794	3.1%	59,909	54,663	9.6%
Sales	161,505	151,053	6.9%	324,796	281,183	15.5%

Molybdenum (tons)
Mined	4,687	4,502	4.1%	9,310	8,775	6.1%
Sales	4,641	4,566	1.6%	9,249	8,848	4.5%

Zinc (tons)
Mined	22,227	21,366	4.0%	44,819	41,361	8.4%
Refined	23,973	24,179	(0.9)%	48,900	48,345	1.1%
Sales	23,753	23,762	—	48,416	48,444	(0.1)%

Silver (000s ounces)
Mined	3,514	3,197	9.9%	6,934	6,110	13.5%
Refined	3,507	3,210	9.3%	7,111	6,116	16.3%
Sales	4,157	3,325	25.0%	8,106	6,430	26.1%

2Q12 www.southerncoppercorp.com.pe	Page 4 of 8

SECOND QUARTER AND FIRST SIX MONTH 2012 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	VAR %	2012	2011	VAR %
	(in millions, except per share amount)

Net sales:	$1,659.9	$1,801.5	(7.9)%	$3,465.8	$3,403.5	1.8%
Operating cost and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	667.9	696.0	(4.0)%	1,389.8	1,432.8	(3.0)%
Selling, general and administrative	25.4	25.7	(1.2)%	50.8	50.3	1.0%
Depreciation, amortization and depletion	78.4	72.9	7.5%	155.4	143.5	8.3%
Exploration	12.6	8.2	53.7%	21.3	15.4	38.3%
Total operating costs and expenses	784.3	802.8	(2.3)%	1,617.3	1,642.0	(1.5)%

Operating income	875.6	998.7	(12.3)%	1,848.5	1,761.5	4.9%

Interest expense, net of capitalized interest	(44.2)	(46.9)	(5.8)%	(88.5)	(93.6)	(5.4)%
Gain on short-term investments	(0.4)	—	100.0%	5.4	—	100.0%
Other income (expense)	18.7	6.7	179.1%	20.1	6.1	229.5%
Interest income	3.6	3.5	2.9%	7.4	6.2	19.4%
Income before income tax	853.3	962.0	(11.3)%	1,792.9	1,680.2	6.7%
Income taxes	310.0	301.9	2.7%	628.7	540.0	16.4%
Net income before equity earnings of affiliate	543.3	660.1	(17.7)%	1,164.2	1,140.2	2.1%
Equity earnings of affiliate	22.0	—	n/a	24.7	—	n/a
Net Income	565.3	660.1	(14.4)%	1,188.9	1,140.2	4.3%

Less: Net income attributable to non-controlling interest	1.8	2.1	(14.3)%	3.9	3.8	2.6%

Net Income attributable to SCC	$563.5	$658.0	(14.4)%	$1,185.0	$1,136.4	4.3%
Per common share amounts (*):
Net income attributable to SCC common shareholders — basic and diluted	$0.66	$0.77	(13.5)%	$1.39	$1.32	5.3%
Dividends paid	$0.53	$0.55	(4.4)%	$1.07	$1.13	(5.4)%

Weighted average shares outstanding (Basic and diluted)	849.5	857.5		849.7	858.2

(*) Number of shares and per share amounts have been retroactively adjusted in the financial statements to reflect the effect of the 9.0 million shares paid as stock dividend on February 28, 2012.

2Q12 www.southerncoppercorp.com.pe	Page 5 of 8

SECOND QUARTER AND FIRST SIX MONTH 2012 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 30,	December 31,	June 30,
	2012	2011	2011
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,079.4	$848.1	$1,453.8
Short-term investments	373.8	522.0	225.4
Accounts receivable	820.5	883.6	880.0
Inventories	625.6	651.9	609.4
Other current assets	172.4	196.0	102.9
Total current assets	3,071.7	3,101.6	3,271.5

Property, net	4,666.2	4,419.9	4,130.1
Leachable material, net	182.2	123.0	60.0
Intangible assets, net	109.8	110.3	111.3
Deferred income tax	158.0	145.3	71.0
Other assets	185.2	162.6	150.2
Total assets	$8,373.1	$8,062.7	$7,794.1

LIABILITIES
Current liabilities:
Current portion of long-term debt	10.0	10.0	10.0
Accounts payable	384.9	443.1	347.7
Income taxes	80.2	182.5	121.0
Deferred income taxes	39.9	39.9	—
Accrued workers’ participation	152.7	245.1	133.3
Other accrued liabilities	90.7	72.3	85.8
Total current liabilities	758.4	992.9	697.8

Long-term debt	2,731.0	2,735.7	2,740.4
Deferred income taxes	130.0	125.2	149.8
Other liabilities	113.7	110.6	124.6
Asset retirement obligation	63.7	62.0	60.8
Total non-current liabilities	3,038.4	3,033.5	3,075.6

EQUITY
Stockholders’ equity:
Common stock	1,204.8	1,048.2	1,059.2
Treasury stock	(789.2)	(897.8)	(784.5)
Accumulated comprehensive income	4,137.7	3,864.9	3,726.0
Total stockholders’ equity	4,553.3	4,015.3	4,000.7
Non-controlling interest	23.0	21.0	20.0
Total equity	4,576.3	4,036.3	4,020.7

Total Liabilities and equity	$8,373.1	$8,062.7	$7,794.1

As of June 30, 2012, December 31, 2011 and June 30, 2011 there were 848.8 million, 841.0 million and 845.4 million shares outstanding, respectively.

2Q12 www.southerncoppercorp.com.pe	Page 6 of 8

SECOND QUARTER AND FIRST SIX MONTH 2012 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	(in millions)

OPERATING ACTIVITIES
Net income	$565.3	$660.1	$1,188.9	$1,140.3
Depreciation, amortization and depletion	78.4	72.9	155.4	143.5
Cash used for operating assets and liabilities	(248.1)	(542.6)	(223.2)	(548.8)
Other, net	(18.6)	12.3	(23.6)	(17.3)
Net cash provided from operating activities	377.0	202.7	1,097.5	717.7

INVESTING ACTIVITIES
Capital expenditures	(230.3)	(110.7)	(407.7)	(183.6)
Sale (purchase) of short-term investment, net	(146.5)	(4.7)	148.2	(149.4)
Other, net	23.4	3.6	23.5	(7.0)
Net cash used for investing activities	(353.4)	(111.8)	(236.0)	(340.0)

FINANCING ACTIVITIES
Debt repaid	(5.0)	(5.0)	(5.0)	(10.3)
Dividends paid	(450.3)	(476.0)	(610.2)	(969.0)
Distributions to non-controlling interest	(1.2)	(1.4)	(1.7)	(3.6)
SCC common shares buyback	(32.9)	(148.1)	(32.9)	(148.1)
Other	0.1	0.7	0.3	(0.4)
Net cash used for financing activities	(489.3)	(629.8)	(649.5)	(1,131.4)

Effect of exchange rate changes on cash	26.9	19.4	19.3	14.9

Increase (decrease) in cash and cash equivalents	$(438.8)	$(519.5)	$231.3	$(738.8)

2Q12 www.southerncoppercorp.com.pe	Page 7 of 8

SECOND QUARTER AND FIRST SIX MONTH 2012 RESULTS	SOUTHERN COPPER

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and we believe we currently have the largest copper reserves in the industry.  The Company is a NYSE and Lima Stock Exchange listed company that is 81.0% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 19.0% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

SCC Corporate Address

USA (new address, effective August 1, 2012)

1440 E Missouri Ave, Suite 160

Phoenix, AZ 85014, U. S. A.

Phone: (602) 264-1375

Fax: (602) 264-1397

Mexico

Campos Eliseos N° 400

Colonia Lomas de Chapultepec

Delegación Miguel Hidalgo

C.P. 11000 - MEXICO

Phone: (5255) 1103-5000

Fax: (5255) 1103-5567

Peru

Av. Caminos del Inca 171

Urb. Chacarilla del Estanque

Santiago de Surco

Lima 33 — PERU

Phone: (511) 512-0440

Fax: (511) 512-0492

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

2Q12 www.southerncoppercorp.com.pe	Page 8 of 8